EXHIBIT 99.1

Gentor Resources, Inc.

PRESS RELEASE

Gentor Announces Proposed Corporate Reorganization

Toronto, Canada – January 10, 2012 - Gentor Resources, Inc. (“Gentor” or the “Company”) (TSX-V – “GNT” & OTCQB – “GNTO”) announces that it is proposing to undertake a corporate reorganization, the effect of which will be to change Gentor’s corporate jurisdiction from Florida to the Cayman Islands (the “Corporate Reorganization”).  The Corporate Reorganization will be effected by a two-step process involving a merger of Gentor with and into its wholly-owned Wyoming subsidiary, followed by a continuation of the surviving company into the Cayman Islands.

Gentor believes that the change in its corporate jurisdiction to the Cayman Islands will expose the Company to business and financial advantages that may not otherwise be as accessible to the Company.  In particular, the Corporate Reorganization is expected to result in simplification of the Company’s compliance with regulatory requirements and an enhanced ability to raise capital in Canadian, U.S. and international markets.

The Corporate Reorganization is subject to the receipt of TSX Venture Exchange and requisite shareholder approvals. It is further subject to the issuance of an order from the Idaho Department of Finance approving the fairness of the terms and conditions of the Corporate Reorganization after holding a “fairness hearing” on the proposed Corporate Reorganization.  The fairness hearing will be held by the Idaho Department of Finance on January 23, 2012 at 9:00 MST at the offices of Hawley Troxell Ennis & Hawley LLP, located 877 Main Street, Suite 1000, Boise, Idaho, 83701-1617.  All interested persons have a right to appear at the fairness hearing either in person at the foregoing address or by telephone by calling (208) 388-4825 or (866) 388-4977 and entering code number 0147114, or visiting http://conference.hteh.com/call/0147114 to have the system call back.  Any interested person who wishes to appear at the fairness hearing by telephone must give the hearing officer (who has been appointed by the Idaho Department of Finance) prior notice of such intent to appear.  The notice of the fairness hearing, including the contact information for the hearing officer, together with a copy of the draft information circular describing the contemplated Corporate Reorganization, is available on Gentor’s website via http://www.gentorresources.com/s/IFHI.asp.

Each interested person is entitled to present evidence as to the fairness of the terms and conditions of the proposed Corporate Reorganization, including the proposed exchange of securities pursuant to the Corporate Reorganization.  Any interested person may submit questions or comments directly to the hearing officer either at the fairness hearing or prior to the fairness hearing.  Any interested person who submits prepared testimony in advance of the hearing must appear at the hearing in person or by telephone to formally submit the prepared testimony under oath.

If granted, the order of the Idaho Department of Finance will constitute the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) pursuant to Section 3(a)(10) thereof, with respect to the issuance of the securities in the Corporate Reorganization.

The securities proposed to be issued in the Corporate Reorganization have not been and will not be registered under the U.S. Securities Act or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities.

About Gentor

Gentor is a mineral exploration company whose projects include copper and gold properties in the Sultanate of Oman and a molybdenum-tungsten-silver property in East Central Idaho, U.S.  The Company’s strategy is to create shareholder value by developing highly prospective mineral properties around the globe, with current focus in the Sultanate of Oman.  In Oman, Gentor is partnered with Al Fairuz Mining Company LLC on its Block 5 exploration tenement and Al Zuhra Mining Company LLC on Block 6.

For further information, please visit our website at www.gentorresources.com, or contact: Dr. Peter Ruxton, President & CEO, United Kingdom Tel: + 44 (0) 7786 111103; or Arnold T. Kondrat, Executive Vice President, Toronto, Ontario, Tel: + 1 (416) 366 2221 or + 1 (800) 714 7938.

Forward-Looking Information:  Statements in this press release relating to the proposed Corporate Reorganization are forward-looking information within the meaning of applicable securities laws. Such forward-looking information, including but not limited to the occurrence and expected benefits of the Corporate Reorganization, the satisfaction of the conditions to which the Corporate Reorganization is subject and related matters, is subject to a number of risks and uncertainties that may cause the actual results of the Company to differ materially from those discussed in the forward-looking information, and even if such actual results are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on the Company.  Factors that could cause actual results or events to differ materially from current expectations include, among other things, failure to complete the Corporate Reorganization as a result of failure to obtain required shareholder or regulatory approvals.  Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainty therein.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.